UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

January 28, 2011

Date of Report (Date of earliest event reported)

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and zip code of principal executive offices)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective January 28, 2011, the Board of Directors of Molex Incorporated (the “Company”) approved certain amendments to the Company’s amended and restated bylaws (the “Bylaws”). A summary of the substantive amendments to the Bylaws is set forth below:

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Advance Notice Deadlines: Article II, Sections 10(a)(2) and 10(b)(2), the Company’s “advance notice” provisions, were amended to alter the advance notice timing for an annual or special meeting, respectively, to provide that a stockholder’s notice must be delivered to the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Previously the notice had to be delivered to the Secretary at the Company’s principal place of business not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

As a result of the changes to these sections, any stockholder wishing to present a proposal for consideration at the Company’s 2011 Annual Meeting of Stockholders which is not to be included in the Company’s proxy statement for that meeting or wishing to nominate a person for election to the board of directors at the Company’s 2011 Annual Meeting of Stockholders must deliver notice of the proposal or nomination to the Company in accordance with the Bylaws no later than July 31, 2011 and no earlier than July 6, 2011. This period replaces the August 30 deadline for such purposes set forth in the Company’s 2010 proxy statement.

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Advance Notice Contents: Article II, Sections 10(a)(3) and (10)(b)(2) were amended to clarify and enhance the information required with respect to (a) stockholders proposing business or nominating directors and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (b) stockholder nominees for director, and (c) other business that the stockholder proposes to bring before the meeting.

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Acceptance of Nominations and Proposals: Article II, Sections 10(c)(1) and 10(c)(2) were amended to clarify that (a) only such persons who are nominated in accordance with the Bylaws will be eligible to be elected at an annual or special meeting of stockholders to serve as a director of the Company, (b) only such business that is made or proposed in compliance with the Bylaws will be conducted at a meeting of stockholders, (c) if the stockholder (or a qualified representative) does not appear at the annual or special meeting to present a nomination or other proposed business, the nomination will be disregarded or such business will not be transacted, and (d) compliance with Article II, Section 10(a)(1)(iii), Section 10(b) and Section 10(c)(2) is the exclusive means for a stockholder to make a nomination or submit other business.

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Director Qualification: Article II, Section 10(c)(3) was amended to clarify and enhance the qualifications for a nominee to be eligible for election or reelection as a director of the Company including requiring (a) a written questionnaire to be delivered with respect to the nominee’s background and qualifications, and (b) a written representation and agreement that such person is not and will not become a party to certain voting or compensation arrangements and that such person, if elected, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

The foregoing summary description of the amendments to Molex’s Bylaws is qualified in its entirety by reference to the full text of the amended and restated Bylaws, as adopted and effective on January 28, 2011, a copy of which is attached as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2011	MOLEX INCORPORATED

	By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.2	Amended and Restated Bylaws

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